Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

August 31, 2021

Securities and Exchange Commission

100 F Street N.E. Washington DC 20549

Re: AB International Group Corp.

Dear Sirs/Madams:

We have received a copy of the statements being made by AB International Group Corp. in Item 4.01 of its Form 8-K dated August 30, 2021 and captioned “Changes in Registrant’s Certifying Accountant.”

We agree with the statements contained therein concerning our firm.

Sincerely,

/s/ Yu Certified Public Accountant P.C.